                                                                  EXHIBIT 10.3


         ESCROW AGREEMENT, dated as of April 18, 2000, among CLAIMSNET.COM INC., a Delaware corporation with executive offices located at 12801 N. Central Expressway, Suite 1515, Dallas, Texas 75243 (the "Purchaser"); HEALTHEXCHANGE.COM INC., a Delaware corporation with executive offices located at 12801 N. Central Expressway, Suite 1515, Dallas, Texas 75243 and a wholly-owned subsidiary of the Purchaser ("HEcom"); VHX COMPANY, a Nevada corporation with executive offices located at Suite 950, 2970 Clairmont Road, Atlanta, Georgia 30329 (the "Seller"); and ABRAMS, GARFINKEL & ROSEN LLP, a New York Limited Liability Partnership with executive offices at 370 Lexington Avenue, Suite 802, New York, New York 10017(the "Escrow Agent"). All capitalized terms used, but not otherwise defined, herein shall have the respective definitions assigned thereto in the Asset Purchase Agreement, dated as of March 20, 2000 (the "Asset Purchase Agreement"), among the Purchaser, HEcom, and the Seller.

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, simultaneously with the execution hereof, the Purchaser, Hecom, and the Seller are consummating the transactions contemplated by, and in connection with, the Asset Purchase Agreement, pursuant to which, among other things, HEcom is acquiring from the Seller certain of the assets, and is assuming certain of the liabilities, of the Seller;

         WHEREAS, pursuant to Section 4.01(a) of the Asset Purchase Agreement, the Purchaser is, simultaneously with the execution hereof, depositing with the Escrow Agent (i) stock certificates representing an aggregate of 1,200,000 shares (the "Escrowed Common Shares") of Purchaser Common Stock pursuant to
Section 4.01(a)(i) of the Asset Purchase Agreement, (ii) stock certificates representing the shares (the "Escrowed Series A Shares") of Purchaser Series A Preferred Stock pursuant to Section 4.01(a)(iv)(A) of the Asset Purchase Agreement, and (iii) stock certificates representing the shares (the "Escrowed Series B Shares") of Purchaser Series B Preferred Stock pursuant to Section 4.01(a)(iv)(B) of the Asset Purchase Agreement (the Escrowed Common Shares, the Escrowed Series A Shares, and the Escrowed Series B Shares, collectively, the "Escrowed Shares"); and

         WHEREAS, the Escrow Agent shall hold the Escrowed Shares pursuant to the terms hereof (the "Escrow") to cover the costs and damages, if any, pursuant to, related to, or in connection with, Section 4.06 of the Asset Purchase Agreement.

         NOW, THEREFORE, it is agreed as follows:

I.       Escrow.

         Section 1.01 Appointment of Escrow Agent. The Purchaser, HEcom, and the Seller hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to serve, as Escrow Agent in accordance with, and pursuant to this Agreement.

         Section 1.02 Operation of Escrow. The parties hereto agree that, subject to Section 1.03 hereof, the Escrow created hereby shall operate as follows:

         (a) (i) If, prior to the time all of the Escrowed Shares are distributed by the Seller in connection with its liquidation pursuant to Section
4.04 of the Asset Purchase Agreement, the Purchaser has learned of a breach of any representation, warranty, covenant, or agreement of Seller contained in the Asset Purchase Agreement, the Purchaser in its discretion can by written notice (a "4.06(a) Notice") to Seller pursuant to Section 1.02(a)(ii) hereof deduct from the number of shares of Purchaser Common Stock otherwise deliverable to Seller from the Escrow, and the Escrow Agent shall deliver to the Purchaser from the Escrow, a number of such shares the value of which is equal to the aggregate of (A) the amount necessary to cure or make whole such breach and (B) the amount of losses, liabilities, claims, damages, and expenses whatsoever (as defined in Section 4.05 of the Asset Purchase Agreement) incurred or demonstrably in prospect of being incurred by any Indemnitee arising out of, based upon, or in connection with such breach. For purposes of the immediately preceding sentence, each share of Purchaser Common Stock shall be valued at the Trailing Average Closing Price. Such shares of Purchaser Common Stock delivered to Purchaser and HEcom shall be deemed to be excluded and deducted from the consideration paid to Seller pursuant to this Agreement and shall become authorized, but unissued, shares of Purchaser Common Stock.

                  (ii) The 4.06(a) Notice shall (A) describe in reasonable detail the breach of the representation, warranty, covenant, or agreement of Seller contained in the Asset Purchase Agreement giving rise to the liability for which a disbursement from the Escrow is required, (B) certify that such liability is an indemnifiable liability under Section 4.06(a) of the Asset Purchase Agreement, (C) specify the amount of such liability, (D) set forth the calculation of the number of shares of Purchaser Common Stock having such value, and (E) give instructions to the Escrow Agent as to the release of the shares of Purchaser Common Stock and/or Purchaser Preferred Stock. On the fifth business day ("business day" being defined for purposes of this Agreement as any day which is not a Saturday, a Sunday or a day on which banks or trust companies in the City and State of New York are authorized or obligated by law, regulation, or executive order to remain closed) following the receipt of any 4.06(a) Notice, the Escrow Agent, subject to Section 1.03 hereof, shall release to such Purchaser the number of shares of Purchaser Common Stock in clause (D) above and shall deliver such securities in accordance with the instructions contemplated by clause (E) above.

         (b) (i) Notwithstanding Section 1.02(a) hereof, if, prior to the date 30 calendar days following the date of the Closing, the obligations of the Seller or any Seller Subsidiary to John Deere Health, Inc. and its affiliates (collectively, "Deere") shall not have been either paid in full by the Seller and the Seller Subsidiaries or converted into, or exchanged for, shares of Seller Common Stock or other equity securities of Seller, and Purchaser shall have satisfied such liabilities pursuant to Section 4.06(b) of the Asset Purchase Agreement, the Purchaser in its discretion can by written notice (a "4.06(b) Notice") to Seller pursuant to Section 1.02(b)(ii) hereof deduct from the number of shares of Purchaser Common Stock otherwise deliverable to Seller from the Escrow, and the Escrow Agent shall deliver to the Purchaser from the Escrow, as hereinafter provided, a number of such shares the value of which is equal to the product of (A) the total amount paid by Purchaser and HEcom to satisfy such obligations to Deere and (B) 2.3. For purposes of the immediately preceding sentence, each share of Purchaser Common Stock shall be valued at the Trailing Average Closing Price. Such shares of Purchaser Common Stock delivered to Purchaser and HEcom shall be deemed to be excluded and deducted from the consideration paid to Seller pursuant to this Agreement and shall become authorized, but unissued, shares of Purchaser Common Stock.

                  (ii) The 4.06(b) Notice shall (A) set forth the amount of the obligation to Deere paid by Purchaser, (B) set forth the calculation of the amount of the liability of the Seller to the Purchaser therefor, (C) set forth the calculation of the number of shares of Purchaser Common Stock having such value, and (D) give instructions to the Escrow Agent as to the release of the shares of Purchaser Common Stock. On the fifth business day following the receipt of any 4.06(b) Notice, the Escrow Agent, subject to Section 1.03 hereof, shall release to such Purchaser the number of shares of Purchaser Common Stock in clause (C) above and shall deliver such securities in accordance with the instructions contemplated by clause (D) thereof.

         (c) (i) Notwithstanding Sections 1.02(a) and 1.02(b) hereof, if, prior to the date of the liquidation of the Seller pursuant to Section 4.04 of the Asset Purchase Agreement, the obligations of the Seller or any Seller Subsidiary other than to Deere shall not have been either paid in full by the Seller and the Seller Subsidiaries or converted into, or exchanged for, shares of Seller Common Stock or other equity securities of Seller, and such liabilities, up to a total of $700,000, shall have been satisfied by the Purchaser, the Purchaser in its discretion can by written notice (a "4.06(c) Notice") to Seller pursuant to
Section 1.02(c)(ii) hereof deduct from the number of shares of Purchaser Common Stock otherwise deliverable to Seller from the Escrow, and the Escrow Agent shall deliver to the Purchaser from the Escrow, as of the date of such notice, a number of such shares the value of which is equal to the product of (A) the total amount paid by Purchaser and HEcom to satisfy such obligations and (B)
1.5. For purposes of the immediately preceding sentence, each share of Purchaser Common Stock shall be valued at the Trailing Average Closing Price. Such shares of Purchaser Common Stock delivered to Purchaser and HEcom shall be deemed to be excluded and deducted from the consideration paid to Seller pursuant to this Agreement and shall become authorized, but unissued, shares of Purchase Common Stock.

                  (ii) The 4.06(c) Notice shall (A) set forth the amount of the obligations paid by Purchaser, (B) set forth the calculation of the amount of the liability of the Seller to the Purchaser therefor, (C) set forth the calculation of the number of shares of Purchaser Common Stock having such value, and (D) give instructions to the Escrow Agent as to the release of the shares of Purchaser Common Stock. On the fifth business day following the receipt of any 4.06(c) Notice, the Escrow Agent, subject to Section 1.03 hereof, shall release to such Purchaser the number of shares of Purchaser Common Stock in clause (C) above and shall deliver such securities in accordance with the instructions contemplated by clause (D) thereof.

         Section 1.03 Disbursement of Escrow Funds. Promptly upon receipt of any notice pursuant to Section 1.02 hereof, and in any event not more than five business days after receipt thereof, the Escrow Agent shall give notice of the proposed distribution pursuant to Section 1.02 hereof to the Seller, and no such distribution shall be made if, within a period of five business days following the date upon which the Escrow Agent receives any such notice, the Escrow Agent shall have received a notice (an "Objection Notice") from the Seller setting forth an objection to such distribution. The Escrow Agent shall promptly deliver a copy of such Objection Notice to the Purchaser and HEcom.

         If the Escrow Agent shall have received an Objection Notice as set forth above, then the Escrow Agent shall continue to hold the Escrowed Shares until it shall have received (i) a written instrument signed by both the Seller and the Purchaser with respect to the Escrowed Shares, or (ii) a certified copy of the decision of the mediator appointed pursuant to Section 1.04 hereof.

         Section 1.04 Mediation.

         (a) If the Seller delivers to the Escrow Agent an Objection Notice in accordance to Section 1.03 hereof, and the Purchaser and the Seller do not execute the written instrument contemplated by clause (i) of Section 1.03 hereof prior to the close of business on the tenth business day following the receipt of the 4.01(a) Notice, 4.01(b) Notice, or 4.01(c) Notice, as applicable, by the Escrow Agent, the Purchaser and the Seller shall submit the objections set forth in the Objection Notice to the binding, final, and conclusive decision of a mediator (the "Mediator") appointed in accordance with this Section 1.04. Such mediator shall be an individual chosen by the mutual agreement of the Purchaser and the Seller. If an individual to serve as Mediator is not so appointed and such appointment accepted by such individual prior to the twentieth business day following the receipt of the 4.01(a) Notice, 4.01(b) Notice, or 4.01(c) Notice, as applicable, by the Escrow Agent, the individual shall be chosen at random by the New York, New York office of the American Arbitration Association or any successor thereto (the "AAA"). The proceedings of the Mediator shall be held in New York, New York in accordance with the rules of the AAA. Judgment of the Mediator's decision may be entered on the Mediator's decision in any court having jurisdiction, and the parties hereby consent to the jurisdiction of the State of New York for such purpose. In such mediation, the parties hereto hereby waive personal service of any process or other papers and agree that service thereof may be made in accordance with Article V hereof.

         (b) The losing party in such mediation shall pay all costs of such mediation and all the reasonable attorney's fees and expenses of the other parties thereto.

         Section 1.05 Liquidation. Pending the resolutions of any dispute hereunder, the Seller will not consummate the liquidation contemplated by
Section 4.04 of the Asset Purchase Agreement to the extent required to permit the resolution of any dispute hereunder.

         Section 1.06 Termination of Escrow. Subject to Section 1.05 hereof, this Agreement and the Escrow related hereby will terminate upon the completion of the liquidation of Seller pursuant to Section 4.04 of the Asset Purchase Agreement, at which time the balance of the Escrowed Shares shall be released and delivered to the Seller.

II.      Deposit of Escrowed Shares.

         Simultaneously with the execution hereof, the Purchaser and HEcom shall deposit with the Escrow Agent the Escrowed Shares.

III.     Seller Information.

         Simultaneously with the execution hereof, the Seller shall furnish or cause to be furnished to the Escrow Agent the legal name of, the address of, and the social security number, if applicable, of, the Seller and a completed W-9 form.

IV.      Notices.

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be (a) delivered by hand, (b) facsimile, or (c) overnight delivery with proper postage prepaid, and addressed as follows:

         If to the Purchaser, to:

         Claimsnet.com inc.
         12801 N. Central Expressway
         Suite 1515
         Dallas, Texas 75243
         Attention: Mr. Bo W. Lycke
         President
         Phone:   972-458-1701
         Fax:     972-458-1737

         If to the Seller, to:

         VHX Company
         Suite 950
         2970 Clairmont Road
         Atlanta, Georgia 30329
         Attention:  Ms. Nan Smith
         Phone:   404-329-0661
         Fax:     404-248-9147

         If to the Escrow Agent, to:

         Abrams, Garfinkel & Rosen, LLP
         Attention:  William L. Abrams, Esq.
         Phone:   212-867-5675
         Fax:     212-867-5614

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. Except as otherwise provided herein, no notice or communication shall be effective until received.

V.       Concerning the Escrow Agent.

         To induce the EscEsc Agent to act hereunder, it is further agreed by the Purchaser and the Seller that:

                  (i) The Escrow Agent shall not be under any duty to give the Escrowed Shares held by it hereunder any greater degree of care than it gives its own similar property.

                  (ii) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto, except this Agreement. Except for amendments to this Agreement and except for instructions given to the Escrow Agent by the other party hereto relating to the escrow deposit under this Agreement, the Escrow Agent shall not be obligated to recognize any agreement between any or all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

                  (iii) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages, and expenses, including reasonable attorneys' fees and disbursements, arising out of, and in connection with, this Agreement.

                  (iv) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument, or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  (v) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

                  (vi) The Escrow Agent does not have any interest in the Escrowed Shares deposited hereunder, but is serving as escrow holder only. Any payments of income, if any, from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes.

         This paragraph (vi) and paragraph (iii) of this Article V shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

                  (vii) The Escrow Agent makes no representation as to the validity, value, genuineness, or the collectibility of any security or other documents or instrument held by, or delivered to, it.

                  (viii) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                  (ix) The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of notice of termination signed by both the Purchaser and the Seller or at any time may resign by giving written notice to such effect to the Purchaser and the Seller. Upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Shares to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The termination or resignation of the Escrow Agent shall take effect on the earlier of (A) the appointment of a successor (including a court of competent jurisdiction) or (B) the day that is 30 days after the date of delivery: (1) to the Escrow Agent of the other parties' notice of termination or (2) to the other parties hereto of the Escrow Agent's written notice of resignation. If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to keep the Escrowed Shares safe until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or an enforceable order of a court of competent jurisdiction.

                  (x) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

                  (xi) In the event of any disagreement among or between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrowed Shares or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Shares until the Escrow Agent shall have received (A) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Shares or (B) a written agreement executed by the other parties hereto directing delivery of the Escrowed Shares, in which event the Escrow Agent shall release and distribute the Escrowed Shares in accordance with such order or agreement. Any court order referred to in (A) above shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinions without further question.

                  (xii) As consideration for its agreement to act as Escrow Agent as herein described, the other parties hereto, jointly and severally, agree to pay the Escrow Agent fees determined in accordance with the terms set forth on Exhibit A hereto (and made a part of this Escrow Agreement as if herein set forth). In addition, the other parties hereto, jointly and severally, agree to reimburse the Escrow Agent for all reasonable expenses, disbursements, and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses, and disbursements of its counsel).

                  (xiii) The other parties hereto irrevocably (A) submit to the jurisdiction of any New York State or federal court sitting in New York City in any action or proceeding arising out of, or relating to, this Agreement, (B) agree that all claims with respect to such action or proceeding shall be heard and determined in such New York State or federal court, and (C) waive, to the fullest extent possible, the defense of an inconvenient forum. The other parties hereby consent to and grant any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided hereinabove, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                  (xiv) No publicly distributed material or other matter in any language (including, without limitation, notices and reports, but excluding the Asset Purchase Agreement) which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

                  (xv) The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. The Escrow Agent may disregard and shall not be required to refer to, or examine, any notice, instruction, instrument or document except as specifically provided herein. The Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice believed by it to be genuine and furnished to him hereunder. The Escrow Agent shall not be liable for any mistake of fact or of law or any error of judgment, or for any act or any omission, except as a result of the Escrow Agent's own willful misconduct or gross negligence.

                  (xvi) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive any notice, claim, advice, direction, or other document from any other party with respect to the Escrow which, in the Escrow Agent's opinion, is in conflict with any of the provisions of this agreement, or is advised that a dispute has arisen between the Purchaser, Seller or HEcom, or any of them, whether as to ownership or right of possession of the Escrow or any part thereof or otherwise (or as to the delivery, non-delivery, or content of any notice, advice, direction, or other document), the Escrow Agent shall be entitled, without liability to anyone, to refrain from taking any action other than to use the Escrow Agent's reasonable efforts to keep the Escrow safe until the Escrow Agent shall be directed otherwise in writing by all of the Purchaser, Seller or HEcom, or by final order, decree or judgment of a court of competent jurisdiction and the time for appeal of such order has expired and no appeal has been perfected (or, if an appeal has been perfected and the time for further appeal has expired), but the Escrow Agent is under no duty to institute or defend any proceeding.

                  (xvii) Distribution of the Escrowed Shares pursuant to this Agreement by the Escrow Agent shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of any party to this Agreement in and to the Escrowed Shares and the Escrow, and shall be a perpetual bar both at law and in equity as against the Escrow Agent and the Purchaser, HEcom and the Seller. The Escrow Agent's responsibilities and liabilities hereunder will terminate upon transfer by Escrow Agent of all the Escrow under this Agreement.

                  (xviii) Purchaser, Seller and HEcom all agree to indemnify and hold harmless the Escrow Agent from and against any and all losses, expenses (including, without limitation, reasonable fees and disbursements of legal counsel to the Escrow Agent), assessments, liabilities, claims, damages, actions, or other charges incurred by or assessed against the Escrow Agent for anything done or omitted by the Escrow Agent in the performance of its duties hereunder, except as a result of the Escrow Agent's own willful misconduct or gross negligence. The agreements continued in this Section V (xviii) shall survive any termination of this Escrow Agreement or the Escrow Agent's duties hereunder.


VI.      Miscellaneous.

         Section 6.01 Binding Effect. This Escrow Agreement shall be binding upon, and inure solely to the benefit of, the parties hereto and their respective successors and assigns, heirs, administrators, and representatives, and shall not be enforceable by, or inure to the benefit of, any other third party, except as provided in paragraph (ix) of Article V with respect to the termination of, or resignation by, the Escrow Agent. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties.

         Section 6.02 Choice of Law. This Agreement shall be construed in accordance with, and governed by, the internal law of the State of New York (without reference to its rules as to conflicts of law).

         Section 6.03 Modification. This Agreement may only be modified by a writing signed by all of the parties hereto.

         Section 6.04 Headings. The section headings herein are for convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections and Articles are to Sections and Articles, respectively, contained herein.

         Section 6.05 Counterparts. This Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.


                             CLAIMSNET.COM INC.



                             By:__________________________________
                                  Bo W. Lycke
                                  Chairman of the Board of Directors,
                                  President and Chief Executive Officer

                             HEALTHEXCHANGE.COM INC.



                             By:__________________________________
                                  Bo W. Lycke
                                  Chairman of the Board of Directors,
                                  President and Chief Executive Officer

                             VHX COMPANY



                             By:__________________________________
                                  Name:
                                  Title:

                             ABRAMS, GARFINKEL & ROSEN, LLP



                             By:__________________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT A




                               Administration Fee

         A. The minimum administration fee has been satisfied in connection with the Escrow Agreement, dated as of April 18, 2000 among the Escrow Agent, the Purchaser and the Seller.

         B. A fee equal to: $3,500

         C. A fee for recordkeeping equal to the following:

            $100.00 for each withdrawal or modification of Escrowed Property made by the Escrow Agent pursuant to the Agreement to which this
                              Exhibit is attached shall be paid when
                              billed by the Escrow Agent.

           Capitalized terms not otherwise defined shall have the meanings ascribed thereto in the Agreement to which this
           Exhibit is attached.